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                                                                    Exhibit 3.2

                         COMPREHENSIVE CARE CORPORATION
                            (a Delaware corporation)

                              AMENDED AND RESTATED
                                     BYLAWS
                              Adopted July 20, 2000

                                    ARTICLE I

                                     OFFICES

         Section 1.01 REGISTERED OFFICE. The registered office of Comprehensive Care Corporation (hereinafter called the "Corporation") in the State of Delaware shall be at 229 South State Street, City of Dover, County of Kent, and the name of the registered agent in charge thereof shall be The Prentice-Hall Corporation Systems, Inc.

         Section 1.02 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at 16305 Swingley Ridge Drive, Suite 100, Chesterfield, Missouri 63017. The Board of Directors (hereinafter called the "Board") is hereby granted full power and authority to change said principal office from one location to another.

         Section 1.03 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.01 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

         Section 2.02 SPECIAL MEETINGS. Special meetings of the Corporation's stockholders for the transaction of any proper business may be called at any time by the Board, the Chairman of the Board, the Vice Chairman, or by the President.

         Section 2.03 PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

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         Section 2.04 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail; in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, telecopier or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. Whenever notice is required to be given to any stockholder to whom (i) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent at a meeting to such person between such two (2) consecutive annual meetings, or (ii) all, and at least two (2) payments (if sent by First Class
Mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

         Section 2.05 NOTICE OF STOCKHOLDER BUSINESS AT ANNUAL MEETING. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be

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brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the books of the Corporation, of the stockholder proposing such business, (c) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.05. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.05, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 2.06 NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR. Only persons who are nominated in accordance with the procedures set forth in this Section
2.06 shall be eligible for election as directors. Nominations of persons for election to the Board of the Corporation may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.06. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days, notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for reelection of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) ; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the books of the Corporation, of such stockholder, and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 2.07 QUORUM. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of

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the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         Section 2.08 VOTING.

                  (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by each share or fractional share of the stock of the proxy Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

                           (i) On the date fixed pursuant to Section 6.05 of the
Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

                           (ii) If no such record date shall have been so fixed,
then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

                  (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by entirety or otherwise, or with respect to which two (2) or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

                  (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the

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Certificate of Incorporation, in the Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

         Section 2.09 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any stockholder who is present.

         Section 2.10 JUDGES. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

         Section 2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

                  (a) Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder's proxy holders, or a transferee of the shares or a personal representative of the stockholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation.

                  (b) If, in the case of an action taken pursuant to Section 2.11(a), the consents of all stockholders entitled to vote have not been solicited in writing, or if the

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unanimous written consent of all such stockholders shall not have been received, the Secretary of the Corporation shall give prompt notice of the corporate action approved by the stockholders without a meeting. This notice shall be given in the manner specified in Section 2.04. In the case of the approval of any (i) amendment to the Certificate of Incorporation of the Corporation; (ii) election to voluntarily wind up and dissolve the Corporation; or (iii) distribution in dissolution other than in accordance with the rights of holders of outstanding preferred stock as set forth in the Certificate of Incorporation of the Corporation, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

                  (c) Cumulative voting shall apply to any proposed election of directors by written consent of stockholders to fill vacancies and/or newly created directorships in the Board of Directors of the Corporation, so that each stockholder shall be entitled to cast by written consent as many votes as shall equal the number of votes which (except for this provision and Article FOURTH, Section 1 of the Restated Certificate of Incorporation of the Corporation) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of vacancies and/or newly created directorships in the Board of Directors to be filled, and he may cast by written consent all of such votes for a single such director or may distribute them among the number of directors to be voted for, or any two or more of them, as he may see fit. For purposes of this Section 2.11, when action relating to the election of directors is taken by stockholders by written consent, stockholders taking such action by written consent shall be referred to as having "cast vote(s)" for the election of such director(s).

         Section 2.12 RECORD DATE FOR STOCKHOLDER NOTICE, VOTING AND GIVING CONSENTS.

                  (a) For purposes of determining the stockholders entitled to notice of or to vote at any meeting or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days or less than ten (10) days before the date of any such meeting, and only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the General Corporation Law of the State of Delaware. If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at the meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall

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promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

                  (c) In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent or related revocation is referred to in this Section 2.12 as a "Consent"), the Secretary of the Corporation shall provide for safekeeping of such Consent and shall immediately appoint duly qualified and objective inspectors to conduct, as promptly as practical, such reasonable ministerial review as they deem necessary or appropriate for the purpose of ascertaining the sufficiency and validity of such Consent and all matters incident thereto, including, without limitation, whether holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent. if after such investigation the Secretary shall determine that the Consent is valid, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings, of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.01 POWERS. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the power authorized by the laws of the State of Delaware, subject to such limitations as may be provided by the Certificate of Incorporation or these Bylaws.

         Section 3.02 NUMBER, ELECTION AND QUALIFICATION. Effective as of the date of the 2000 Annual Meeting of Stockholders, the number of directors of the Company shall be fixed at two. The number of directors may thereafter be changed by the affirmative vote of the members of the Board of Directors. Directors shall be elected by a plurality of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Each director shall serve until the election and qualification of his or her successor or until his or her earlier death, resignation, retirement, disqualification or removal as provided in the Certificate of Incorporation or these Bylaws. In the case of an increase in the number of directors

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between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article V of these Bylaws. Directors need not be stockholders.

         Section 3.03 COMPENSATION. The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board of Directors or any committee thereof. and determine the amount of such fees and compensation. No compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof.

         Section 3.04 NOTICES, MEETINGS AND QUORUM. Except as otherwise expressly provided in these Bylaws, the Certificate of Incorporation or the laws of the State of Delaware, meetings of the Board of Directors, both regular and special, may be held either in or outside of the State of Delaware. At all meetings of the Board of Directors, a majority of the fixed number of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice or an announcement at such meeting, until a quorum shall be present.

                  The Board of Directors shall, at the close of each annual meeting of stockholders and without further notice other than these Bylaws, if a quorum of directors is then present or as soon thereafter as may be convenient, hold a regular meeting for the election of officers and the transaction of any other business.

                  The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or the President, and may and must be called by the Secretary or an Assistant Secretary upon the written request of at least one-half (1/2) of the members of the Board of Directors.

                  Notice of each meeting other than a regular meeting (unless required by the Board of Directors), shall be given to each director (i) by mailing the same to each director at his or her residence or business address at least five (5) days before the meeting; (ii) by sending the same by overnight courier to each director at his or her residence or business address at least three (3) days before the meeting; (iii) by facsimile transmission at his or her business facsimile number and telephonic confirmation of receipt at least two
(2) days before the meeting; or (iv) by delivering the same personally or by telephone or telegraph at least two (2) days before the meeting.

                  Notwithstanding the preceding sentence, in the case of exigency, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary shall be authorized to prescribe a shorter notice to be given personally or by telephone, telegraph, cable, facsimile transmission or wireless to all or any one or more of the directors at their respective residences or place of business.

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                  Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Delaware, the Certificate of Incorporation or the Board of Directors.

         Section 3.05 COMMITTEES.

                  (a) GENERAL PROVISIONS. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees. Each committee shall consist of two or more directors and the Board of Directors shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate each of such members to act as chairperson. The Board of Directors may at any time change the membership of any such committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of any such committee, or dissolve it. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors, and shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may determine its rules of procedure and the notice to be given of its meeting. A majority of the members of each committee shall constitute a quorum.

                  (b) EXECUTIVE COMMITTEE. The Board of Directors shall, by resolution adopted by a majority of the whole Board of Directors, provide for an Executive Committee. Subject to such limitations as may be imposed by the laws of the State of Delaware, during the intervals between the meeting of the Board of Directors, the Executive Committee shall possess and may exercise any or all of the power of the Board of Directors in the management or direction of the business and affairs of the Corporation, including the full power and authority to declare dividends, of any kind whatsoever, to authorize the issuance of capital stock, of any class or series, of the Corporation and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, as it may be amended from time to time.

         Section 3.06 CONFERENCE TELEPHONE MEETINGS. Except as may be otherwise prescribed by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         Section 3.07 ACTION WITHOUT MEETING. Except as may be otherwise prescribed by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 3.08 DIRECTORS ELECTED BY PREFERRED STOCKHOLDERS. Notwithstanding anything in these Bylaws to the contrary, whenever the holders of any one or more classes or series of

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preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation or the resolutions or the resolutions of the Board of Directors creating such class or series, as the case may be, applicable thereto.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.01 TITLES AND ELECTION. The officers of the Corporation shall be the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Treasurer, one or more Vice Presidents and the Secretary. The officers of the Corporation, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until his or her earlier resignation, removal under these Bylaws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person.

                  The Board of Directors, in its discretion, may also at any time elect or appoint Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his or her resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or, in the case of officers other than the Chairman of the Board, if not prescribed or determined by the Board of Directors, as the Chairman of the Board, the Chief Executive Officer, the President or then senior executive officer may prescribe or determine.

                                    ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         Section 5.01 EXECUTION OF CONTRACTS. The Board, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by the Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

         Section 5.02 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from

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

time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

         Section 5.03 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman, Vice Chairman, President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

         Section 5.04 GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

         Section 6.01 CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, Vice Chairman, President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04 hereof.

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

         Section 6.02 TRANSFERS OF STOCK. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 hereof, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         Section 6.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one (1) or more transfer clerks or one (1) or more transfer agents and one (1) or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         Section 6.04 LOST, STOLEN, DESTROYED, AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

         Section 6.05 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (other than action by stockholders by written consent without a meeting), the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty (60) days before any such action, and in that case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of the State of Delaware. If the Board does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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

                                   ARTICLE VII

                      ELECTRONIC TRANSMISSION OF NOTICES TO
                     DIRECTORS AND STOCKHOLDERS, HOLDING OF
                     DIRECTORS AND STOCKHOLDERS' MEETINGS BY
                   REMOTE COMMUNICATION, CONSENT TO ACTION BY
              DIRECTORS AND STOCKHOLDERS BY ELECTRONIC TRANSMISSION

         Section 7.01. NOTICES OF MEETINGS OF STOCKHOLDERS. Anything to the contrary notwithstanding in Section 2.04 of these Bylaws, in accordance with the provisions of Section 211(a) and Section 222 of the Delaware General Corporation Law, the Board of Directors may, in its sole discretion, with respect to any meeting of stockholders, determine that the meeting may be held solely by means of remote communication, as authorized by Section 211 of the Delaware General Corporation Law. In such case, the Board of Directors shall have the power and authority to determine and set such guidelines and procedures for the holding of any meeting by remote communication, in which case stockholders and proxy holders not physically present at a meeting may, by means of remote communication, participate in such meeting and be deemed to be present in person and vote at a meeting of stockholders.

         Section 7.02. VOTING BY ELECTRONIC TRANSMISSION. Anything to the contrary notwithstanding in Section 2.08 of these Bylaws, the voting by stockholders or proxy holders at any meeting conducted by electronic transmission may be effected by a ballot submitted by electronic transmission.

         Section 7.03. STOCKHOLDER LIST WHERE MEETING IS HELD BY REMOTE COMMUNICATION. Anything to the contrary notwithstanding in Section 2.09 of these Bylaws, in the event a meeting of stockholders is to be held by means of remote communication, the list of stockholders shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably acceptable electronic network, and the information required to access such list shall be provided to stockholders together with the notice of meeting.

         Section 7.04. ACTION OF STOCKHOLDERS WITHOUT A MEETING. Anything to the contrary notwithstanding in Section 2.11 of these Bylaws, any action required or permitted to be taken at an annual or special meeting of stockholders by statute, certificate of incorporation or these Bylaws may, in addition to any other means and method by which such action may be permitted to be taken, be taken by telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder as permitted by Section 228 of the Delaware General Corporation Law, and such communication shall be deemed to be written, signed and dated for the purposes of Section 228 if such communication sets forth or is delivered with information from which the Corporation can determine that same was transmitted by a stockholder or proxy holder and the date that same was transmitted. No consent by telegram, cablegram or other electronic transmission shall be deemed to have been delivered unless such consent is reproduced in paper form and shall be delivered to the Corporation by delivery to its registered office in the state of Delaware, its principal place of business, or the Secretary of the Company.

         Section 7.05. EFFECTIVENESS OF NOTICES TO STOCKHOLDERS. Anything to the contrary notwithstanding in Section 2.04 of these Bylaws, and in accordance with
Section 232 of the Delaware Corporation Law, any notice to stockholders shall be effective if given by form of electronic transmission consented to by the stockholder to whom the notice is given. Such consent shall be maintained by the Secretary of the Corporation together with the records of the Corporation. Where such consent is given, any notice shall be deemed given, if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice; if by electronic mail, when directed to the electronic mail address at which the stockholder has consented to receive notice. The Secretary and Assistant Secretary of the Corporation or the transfer agent of the Corporation shall file with the Corporation an affidavit that such notice has been given by form of electronic transmission.

         Section 7.06. ELECTRONIC TRANSMISSION. For the purposes of this ARTICLE VII, electronic transmission shall mean any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient and that may be directly reproduced in paper form by such a recipient through an automated process.

         Section 7.07. NOTICES TO DIRECTORS. Anything to the contrary notwithstanding in Section 3.04 of these Bylaws, any notice permitted or required to be given to any director shall be sufficient if given, in addition to any other permitted means or manner of delivery, by electronic transmission.

         Section 7.08. ACTION BY BOARD OF DIRECTORS WITHOUT A MEETING. Anything to the contrary notwithstanding in Section 3.07 of these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, in addition to any other means or manner otherwise provided for, may be taken by electronic transmission.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.01 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of anther corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he

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

reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section 8.02 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director, officer, employee or agent in defending or investigating any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if such director, officer, employee or agent shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

         Section 8.03 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

         Section 8.04 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be exclusive, and the Corporation may provide indemnification or advancement of expenses to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide to any rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

         Section 9.02 WAIVER OF NOTICES. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such

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

notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

         Section 9.03 AMENDMENTS. Except as otherwise provided in the Bylaws, the Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the vote of the holders of a majority of the total voting power of all outstanding shares of voting stock of the Corporation, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Except as otherwise provided in these Bylaws, any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

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